UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2016

CKX Lands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana

(State or Other Jurisdiction of Incorporation)

1-31905	72-0144530
(Commission File Number)	(IRS Employer Identification No.)

1508 Hodges Street, Lake Charles, LA	70601
(Address of Principal Executive Offices)	(Zip Code)

(337) 493-2399

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on May 5, 2016. The following matters were voted upon:

1.	Election of Directors.

Shares voted on this matter are summarized as follows: 1,125,340 For/Against, no Abstentions and 293,012 Non-Vote.

The following table summarizes the vote tabulation for each nominee:

	Number of Shares
Nominee	For	Against

Lee B. Appleberry	1,115,323	10,017
Lee W. Boyer	1,117,460	7,880
Max H. Hart	1,117,936	7,404
Brian R. Jones	1,119,077	6,263
B. James Reaves, III	1,116,379	8,961
Mary W. Savoy	1,036,381	88,959
William Gray Stream	1,115,736	9,604
Charles D. Viccellio	1,114,816	10,524
Mary Leach Werner	995,979	129,361
Michael B. White	1,000,738	124,602

All nominees were elected to hold office until their successors are elected and qualified.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm.

The Audit Committee of the Board has appointed MaloneBailey LLP as independent registered public accounting firm for the year ending December 31, 2016.

The following table summarizes the vote tabulation for the ratification of this appointment:

For	1,408,645
Against	2,691
Abstentions	7,016
Non-Vote	0

The matter was ratified.

3.	Advisory Vote on the Company’s Executive Compensation.

The following table summarizes the vote tabulation for the advisory vote to approve the compensation of the Company’s named executive officer:

For	1,081,862
Against	17,338
Abstentions	26,140
Non-Vote	293,012

The matter was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX Lands, Inc.

Date: May 6, 2016	By:	/s/ Brian R. Jones
Brian R. Jones
President and Treasurer